UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2021

TEGO CYBER INC.
(Exact name of registrant as specified in its charter)

Nevada	333-248929	84-2678167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification ID No.)

8565 South Eastern Avenue, Suite 150
Las Vegas, Nevada 89123
(Address of principal executive offices)(Zip Code)

(855) 939-0100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2021, Tego Cyber Inc. (the “Company”) repaid in full all the outstanding indebtedness obligations under the Convertible Promissory Note (the “Promissory Note”) agreement dated March 25, 2021 between the Company and GS Capital Partners, LLC (the “Lender”).  The Company’s payment to the Lender totaled $146,880 which satisfies the Company’s debt obligations.  The Company incurred any early termination penalty of $22,480 as a result of the prepayment of the indebtedness. The material terms of the Loan Agreement are described in the Company’s Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGO CYBER INC.

Date: July 1, 2021	By:	/s/ Shannon Wilkinson
Shannon Wilkinson
Chief Executive Officer